Exhibit 99.1

MetaStat Appoints David Epstein, Ph.D. as Advisor to Lead Drug Discovery

MONTCLAIR, N.J., April 15, 2013 /PRNewswire/ -- MetaStat, Inc. (OTCBB: MTST), a life science company focused on understanding and treating systemic metastasis, announced today the appointment of David Epstein, Ph.D. as Advisor for MetaStat’s Drug Discovery & Development efforts. In addition, MetaStat intends to appoint Dr. Epstein to MetaStat’s board of directors as soon as practicable.

Dr. Epstein brings tremendous expertise to MetaStat at a pivotal time in the company’s evolution. His R & D career spans more than 15 years and he has held leadership positions in both the pharmaceutical and biotech industries. Most recently he was Senior Vice President and Chief Scientific Officer for OSI Pharmaceuticals, now a wholly owned subsidiary of Astellas where he had strategic and operational responsibility for small molecule drug discovery and translational research encompassing OSI’s portfolio of oncology R & D programs.  Prior to OSI, Dr. Epstein was a co-founder and Director of Archemix Corp, an aptamer therapeutics-focused discovery and development company.  His operational and strategic efforts at Archemix facilitated the clinical development of several therapeutic aptamers currently under evaluation for the treatment of various retinal diseases.

"In filling this critical role, we looked for someone with experience both within and beyond the pharmaceutical/biotech industry to bring the leadership and knowledge necessary to advance our therapeutic portfolio. We found that person in David Epstein. I am confident that he will make outstanding contributions to our research and development efforts," said Dr. Oscar Bronsther, Chief Executive Officer of MetaStat.

“I am honored and excited to join MetaStat at such a defining moment in their history. I believe that my background, especially my experience in cancer drug discovery research, will help MetaStat to achieve its vision and I am looking forward to working with the highly talented team to build a robust R & D portfolio,” said Dr. Epstein.

About MetaStat, Inc.

MetaStat's proprietary platform technologies are the result of over 15 years of collaboration involving four scientific/academic institutions, which enabled us to characterize the behavior, mechanics and genetics of metastatic cancer cells.

Our MetaSite Breast™ and MenaCalc™ diagnostic product lines are designed to accurately predict the probability of cancer metastasizing. They are intended to allow clinicians to better "customize" cancer treatment decisions by positively identifying and differentiating high-risk patients who need aggressive therapy and by sparing low-risk patients from the harmful side effects and expense of chemotherapy and radiation therapies. Furthermore, we believe our MenaCalc™ diagnostic platform may be applicable in up to 80% of all solid epithelial cancers, including breast, prostate, lung and colorectal, which account for over 50% of all new cancer cases in the U.S. each year. As such, we believe our diagnostic products represent a significant breakthrough for cancer patients and their doctors because 90% of all solid tumor cancer deaths are due from metastasis.

Additionally, we believe our MenaBloc™ therapeutic technology will target and interrupt key pathways essential for the development of systemic metastasis in multiple epithelial derived tumors.

Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Contact:
For More Information,
Warren C. Lau
Founder & President
MetaStat, Inc.
Warren@metastat.com